Exhibit 4.5

Notice of Guaranteed Delivery

for

Offer to Exchange All Outstanding

10 1/2% Senior Notes due 2011

for

10 1/2% Series B Senior Notes due 2011

of

National Beef Packing Company, LLC

NB Finance Corp.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2003 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

Registered holders of outstanding 10 1/2% Senior Notes due 2011 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 10 1/2% Series B Senior Notes due 2011 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus (as defined below).

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

For Delivery by Registered or Certified Mail; Hand or Overnight Delivery:

U.S. Bank National Association

West Side Flats Operations Center

60 Livingston Avenue

St. Paul, Minnesota 55107

Attn: Specialized Finance

Fax: (651) 495-8158

For Information or Confirmation by Telephone:

(800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated             , 2003 of National Beef Packing Company, LLC and NB Finance Corp. (the “Prospectus”), receipt of which is hereby acknowledged.

Name(s) of Tendering Holder(s):
Please Print

Address(es):

Zip Code

Daytime Area Code and Tel. No.:

Signature(s):

Number of Shares:

Certificate Nos. of Outstanding Notes Tendered (if available):

Principal Amount of Outstanding Notes Tendered:

(Check box if Shares will be tendered by book-entry transfer) ☐ The Depository Trust Company

Account Number:

Dated:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

Address:

Zip Code

Area Code and Telephone No.:

Authorized Signature:

Name:
Please Type or Print

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.